Exhibit 99.1

Garrison Capital Inc. Announces Closing of Initial Public Offering

NEW YORK, NEW YORK – April 2, 2013 – Garrison Capital Inc. (the “Company”) (NASDAQ: GARS) announced today the closing of its initial public offering of 6,133,334 shares of its common stock, including 800,000 shares issued pursuant to the underwriters’ over-allotment option, at a public offering price of $15.00 per share, raising approximately $92 million in gross proceeds. The Company’s common stock began trading on The NASDAQ Global Select Market under the symbol “GARS” on March 27, 2013. Robert W. Baird & Co., Incorporated and Oppenheimer & Co. Inc. served as joint book-running managers. William Blair & Company, L.L.C., Janney Montgomery Scott LLC, Stephens Inc. and Wunderlich Securities, Inc. served as co-lead managers. J.J.B. Hilliard, W.L. Lyons, LLC, Ladenburg Thalmann & Co. Inc., National Securities Corporation, Capital One Southcoast, Inc. and Natixis Securities Americas LLC served as co-managers.

The Company plans to invest the net proceeds of the offering in accordance with its investment objective, which is to generate attractive risk-adjusted returns by making investments primarily in debt securities and loans of U.S. based middle-market companies, and for general corporate purposes.

Investors are advised to consider carefully the investment objectives, risks and charges and expenses of the Company before investing. The prospectus dated March 26, 2013 contains this and other information about the Company and should be read carefully before investing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. A registration statement relating to these securities has been filed and has been declared effective by the Securities and Exchange Commission on March 26, 2013. This offering is being made solely by means of a written prospectus forming part of the effective registration statement. A copy of the final prospectus relating to the offering may be obtained, when available, from either of the following joint book-running managers: Robert W. Baird & Co. Incorporated., Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, telephone: 800-792-2413 or email: syndicate@rwbaird.com; or Oppenheimer & Co. Inc., Attention: Prospectus Department, 85 Broad Street, 23rd Floor, New York, New York 10004.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company’s investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information about the Company, please visit http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007 by Steven Stuart and Joseph Tansey. As of December 31, 2012, Garrison Investment Group had approximately $3.1 billion of committed and invested capital under management and a team of 62 employees, including 36 investment professionals. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information about Garrison Investment Group, please visit http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.

Brian Chase

(212) 372-9500